Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Second Quarter Fiscal 2014 Financial Results

• Net Sales Growth of 9.2% Excluding Walther

• Net Income of $0.28 Per Diluted Share on Net Sales of $139.3 Million

• Quarterly Gross Margin of 41.6% vs. 35.5% a Year Ago

SPRINGFIELD, Mass., December 10, 2013 — Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the second fiscal quarter ended October 31, 2013.

Second Quarter Fiscal 2014 Financial Highlights

•	Net sales for the second quarter were $139.3 million, up 2.0% from the second quarter last year. Excluding last year’s sales of $9.7 million of Walther products pursuant to a distribution agreement that Smith & Wesson ended in April 2013 and was previously announced, net sales grew by 9.2%. Handgun sales, which included sales of the company’s popular M&P pistols, grew 27.4%. The second quarter included a reduced number of manufacturing days related to the planned two week annual factory shut down as well as previously announced downtime related to the company’s enterprise resource planning (ERP) implementation.

•	Gross profit for the second quarter was $57.9 million, or 41.6% of net sales, compared with gross profit of $48.5 million, or 35.5% of net sales, for the comparable quarter last year. Gross profit margin improved as a result of favorable product mix, absorption, and manufacturing efficiencies, as well as the absence of Walther product sales.

•	Operating expenses for the second quarter were $29.2 million, or 20.9% of net sales, compared with operating expenses of $21.8 million, or 16.0% of net sales, for the second quarter last year. Excluding one-time go-live costs related to the company’s new ERP system, operating expenses would have been $25.3 million, or 18.2% of net sales.

•	Operating income for the second quarter was 20.7% percent of net sales compared with 19.5% percent for the second quarter last year.

•	Income from continuing operations for the second quarter was $17.1 million, or $0.28 per diluted share, compared with $16.4 million, or $0.24 per diluted share, for the second quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the second quarter increased to $36.9 million from $32.0 million for the second quarter last year.

•	Operating cash flow for the second quarter of $5.0 million and capital spending of $14.1 million resulted in cash outflow of $9.1 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Our results for the second quarter of fiscal 2014 reflected the continued successful execution of our growth strategy. By maintaining a strategic focus on increasing market share of our M&P polymer pistol family of products, we delivered handgun revenue growth of over 27% and a significant expansion of our gross margins. For the first six months of this fiscal year, our gross margins were 42.1%. At the same time, we continued to drive a number of initiatives in the quarter designed to strengthen our business and return increased value to our stockholders.”

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “During the second quarter, we continued to optimize our capital structure by successfully completing our $100 million stock buyback program. In addition, our Board of Directors authorized the repurchase of an additional $15 million of our common stock, which will be permitted to commence after the full dissemination of the financial results we are announcing today. We ended the second quarter with a cash balance of $52.9 million, $100 million of outstanding senior notes, and no borrowings under our credit facility.

“Our new enterprise resource planning (ERP) system, a key strategic building block that will provide our business with scalability and visibility for growth, ‘went live’ early in the second quarter. We have moved through the challenging go-live phase of the implementation; the project is proceeding on track; and we have already begun to see daily improvements in the quality of our business functionality,” Buchanan concluded.

Financial Outlook

The company estimates net sales for the third quarter of fiscal 2014 to be between $140.0 million and $145.0 million and GAAP earnings per diluted share from continuing operations of between $0.28 and $0.30. This estimate takes into account $1.5 million in expected, non-recurring costs related to the ERP conversion. As previously noted, the company ended its Walther distribution agreement at the end of fiscal 2013 and therefore the third quarter of fiscal 2014 will not contain Walther sales, which amounted to $12.7 million in the comparable quarter a year ago.

The company continues to expect full year fiscal 2014 net sales of between $610.0 million and $620.0 million and GAAP earnings per diluted share from continuing operations of between $1.30 and $1.35 for fiscal 2014. As previously noted, the company ended its Walther distribution agreement at the end of fiscal 2013 and therefore fiscal 2014 will not contain Walther sales, which amounted to $41.6 million in fiscal 2013.

All guidance takes into account the expected impact of the implementation of the company’s new ERP system throughout fiscal 2014.

Conference Call and Webcast

The company will host a conference call and webcast today, December 10, 2013, to discuss its second quarter fiscal 2014 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (617) 399-5129 and reference conference code 14738357. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at
www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS” and “free cash flow” are presented. From time to time, the company considers and uses Adjusted EBITDAS and free cash flow as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, plant consolidation costs, DOJ and SEC investigation costs, and certain other transactions. See the attached “Reconciliation of GAAP Net Income to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three month and six month periods ended October 31, 2013 and 2012. Free cash flow is defined as cash flow provided by operating activities less capital expenditures, which include purchases of property, equipment, and software.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P® and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts and Maine. For more information on Smith & Wesson, call (800) 331-0852 or log on to
www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include the company’s belief that its results for the second quarter of fiscal 2014 reflect the continued successful execution of its growth strategy; the company’s belief that by maintaining a strategic focus on increasing market share of its M&P polymer pistol family of products, it delivered handgun revenue growth of over 27% and a significant expansion of its gross margins expansion; the company’s belief that it continued to drive a number of initiatives in the quarter designed to strengthen its business and return increased value to its stockholders; the company’s belief that it continued to optimize its capital structure by successfully completing its $100 million stock buyback program; the company’s expectation that its new ERP system will be a key strategic building block that will provide the company’s business with the scalability and visibility required for future growth; the company’s belief that it has moved through the challenging go-live phase of the implementation of the new ERP system; the company’s belief that the project is proceeding on track; the company’s belief that it is already beginning to see daily improvements in the quality of the company’s business functionality; the company’s expectations for net sales and GAAP earnings per diluted share from continuing operations for the third quarter of fiscal 2014; and the company’s expectations for net sales and GAAP earnings per diluted share from continuing operations for fiscal 2014. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters, including the DOJ and SEC matters; the state of the U.S. economy; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Form 10-K Report for the fiscal year ended April 30, 2013.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended:		For the Six Months Ended:
	October 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
	(In thousands, except per share data)
Net sales	$139,294	$136,560	$310,314	$272,555
Cost of sales	81,357	88,092	179,604	172,861

Gross profit	57,937	48,468	130,710	99,694

Operating expenses:
Research and development	1,305	1,268	2,664	2,439
Selling and marketing	7,681	8,077	15,229	14,916
General and administrative	20,177	12,499	36,029	24,417

Total operating expenses	29,163	21,844	53,922	41,772

Operating income from continuing operations	28,774	26,624	76,788	57,922

Other income/(expense):
Other income/(expense), net	36	39	41	39
Interest income	8	335	110	703
Interest expense	(2,046)	(1,344)	(8,719)	(3,331)

Total other income/(expense), net	(2,002)	(970)	(8,568)	(2,589)

Income from continuing operations before income taxes	26,772	25,654	68,220	55,333
Income tax expense	9,627	9,253	24,549	20,061

Income from continuing operations	17,145	16,401	43,671	35,272
Discontinued operations:
Loss from operations of discontinued security solutions division	(222)	(867)	(274)	(2,550)
Income tax benefit	(64)	(5,651)	(66)	(6,249)

Income/(loss) from discontinued operations	(158)	4,784	(208)	3,699

Net income/comprehensive income	$16,987	$21,185	$43,463	$38,971

Net income per share:
Basic - continuing operations	$0.29	$0.25	$0.71	$0.54

Basic - net income	$0.28	$0.32	$0.70	$0.59

Diluted - continuing operations	$0.28	$0.24	$0.69	$0.53

Diluted - net income	$0.28	$0.31	$0.68	$0.58

Weighted average number of common shares outstanding:
Basic	59,620	65,871	61,931	65,611
Diluted	60,984	67,274	63,751	66,914

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	October 31, 2013	April 30, 2013
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents, including restricted cash of $3,345 on April 30, 2013	$52,922	$100,487
Accounts receivable, net of allowance for doubtful accounts of $1,166 on October 31, 2013 and $1,128 on April 30, 2013	68,521	46,088
Inventories	76,261	62,998
Prepaid expenses and other current assets	6,660	4,824
Deferred income taxes	12,076	12,076
Income tax receivable	9,192	3,093

Total current assets	225,632	229,566

Property, plant, and equipment, net	103,093	86,382
Intangibles, net	3,631	3,965
Other assets	10,124	7,076

	$342,480	$326,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,822	$31,220
Accrued expenses	15,660	16,033
Accrued payroll	11,509	13,096
Accrued taxes other than income	6,502	5,349
Accrued profit sharing	5,274	9,587
Accrued product/municipal liability	1,494	1,551
Accrued warranty	5,591	5,757
Current portion of notes payable	788	—

Total current liabilities	92,640	82,593

Deferred income taxes	7,863	7,863

Notes payable, net of current portion	100,000	43,559

Other non-current liabilities	10,996	11,675

Total liabilities	211,499	145,690

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 68,244,648 shares issued and 55,930,917 shares outstanding on October 31, 2013 and 67,596,716 shares issued and 64,297,113 shares outstanding on April 30, 2013	68	68
Additional paid-in capital	206,187	199,120
Retained earnings	51,897	8,434
Accumulated other comprehensive income	73	73
Treasury stock, at cost (12,313,731 common shares on October 31, 2013 and 3,299,603 common shares on April 30, 2013)	(127,244)	(26,396)

Total stockholders’ equity	130,981	181,299

	$342,480	$326,989

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended:
	October 31, 2013	October 31, 2012
	(In thousands)
Cash flows from operating activities:
Net Income	$43,463	$38,971
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	11,152	8,074
Loss on sale of business including loss on sale of discontinued operations, including $45 of stock-based compensation expense	—	798
Loss on sale/disposition of assets	77	292
Provisions for losses on accounts receivable	33	380
Change in disposal group assets and liabilities	—	(1,232)
Stock-based compensation expense.	4,774	1,906
Changes in operating assets and liabilities:
Accounts receivable	(22,466)	(6,541)
Inventories	(13,263)	(10,039)
Prepaid expenses and other current assets	(1,836)	(1,213)
Income tax receivable/payable	(6,099)	(9,062)
Accounts payable	14,602	(3,964)
Accrued payroll	(1,587)	(591)
Accrued taxes other than income	1,153	497
Accrued profit sharing	(4,313)	(3,286)
Accrued other expenses	(373)	(1,175)
Accrued product/municipal liability	(57)	(32)
Accrued warranty	(166)	(302)
Other assets	(781)	(39)
Other non-current liabilities	(330)	329

Net cash provided by operating activities	23,983	13,771

Cash flows from investing activities:
Proceeds from sale of business	—	7,500
Receipts from note receivable	38	36
Payments to acquire patents and software	(81)	(22)
Proceeds from sale of property and equipment	15	13
Payments to acquire property and equipment	(26,075)	(15,836)

Net cash used in investing activities	(26,103)	(8,309)

Cash flows from financing activities:
Proceeds from loans and notes payable	101,583	1,753
Cash paid for debt issue costs	(3,770)	—
Payments on capital lease obligation	(349)	(300)
Payments on loans and notes payable	(44,354)	(7,405)
Payments to acquire treasury stock	(100,848)	—
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	1,689	4,084
Taxes paid related to restricted stock issuance	(791)	—
Excess tax benefit of stock-based compensation	1,395	984

Net cash used in financing activities	(45,445)	(884)

Net increase in cash and cash equivalents	(47,565)	4,578
Cash and cash equivalents, beginning of period	100,487	56,717

Cash and cash equivalents, end of period	$52,922	$61,295

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,600	$3,013
Income taxes	29,157	22,204

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended October 31, 2013:				For the Three Months Ended October 31, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$139,294	$—		$139,294	$136,560	$—		$136,560
Cost of sales	81,357	(4,155	)(1)	77,202	88,092	(3,483	)(1)	84,609

Gross profit	57,937	4,155		62,092	48,468	3,483		51,951

Operating expenses:
Research and development	1,305	(97	)(1)	1,208	1,268	(19	)(1)	1,249
Selling and marketing	7,681	(127	)(1)	7,554	8,077	(98	)(1)	7,979
General and administrative	20,177	(3,653	)(2)	16,524	12,499	(1,716	)(2)	10,783

Total operating expenses	29,163	(3,877)		25,286	21,844	(1,833)		20,011

Operating income from continuing operations	28,774	8,032		36,806	26,624	5,316		31,940

Other income/(expense):
Other income/(expense), net	36	—		36	39	—		39
Interest income	8	—		8	335	(291	)(5)	44
Interest expense	(2,046)	2,046	(3)	—	(1,344)	1,344	(3)	—

Total other income/(expense), net	(2,002)	2,046		44	(970)	1,053		83

Income from continuing operations before income taxes	26,772	10,078		36,850	25,654	6,369		32,023
Income tax expense	9,627	(9,627	)(4)	—	9,253	(9,253	)(4)	—

Income from continuing operations	17,145	19,705		36,850	16,401	15,622		32,023

Discontinued operations:
Loss from operations of discontinued security solutions division	(222)	—		(222)	(867)	222	(7)	(645)
Income tax benefit	(64)	64	(4)	—	(5,651)	5,651	(4)	—

Income/(loss) on discontinued operations	(158)	(64)		(222)	4,784	(5,429)		(645)

Net income/comprehensive income	$16,987	$19,641		$36,628	$21,185	$10,193		$31,378

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDAS (Unaudited)

	For the Six Months Ended October 31, 2013:				For the Six Months Ended October 31, 2012:
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
	(In thousands)
Net sales	$310,314	$—		$310,314	$272,555	$—		$272,555
Cost of sales	179,604	(8,328	)(1)	171,276	172,861	(6,917	)(1)	165,944

Gross profit	130,710	8,328		139,038	99,694	6,917		106,611

Operating expenses:
Research and development	2,664	(164	)(1)	2,500	2,439	(103	)(1)	2,336
Selling and marketing	15,229	(192	)(1)	15,037	14,916	(144	)(1)	14,772
General and administrative	36,029	(6,460	)(2)	29,569	24,417	(2,904	)(2)	21,513

Total operating expenses	53,922	(6,816)		47,106	41,772	(3,151)		38,621

Operating income from continuing	76,788	15,144		91,932	57,922	10,068		67,990

Other income/(expense):
Other income/(expense), net	41	—		41	39	—		39
Interest income	110	—		110	703	(608	)(5)	95
Interest expense	(8,719)	8,719	(3)	—	(3,331)	3,331	(3)	—

Total other income/(expense), net	(8,568)	8,719		151	(2,589)	2,723		134

Income from continuing operations before income taxes	68,220	23,863		92,083	55,333	12,791		68,124
Income tax expense	24,549	(24,549	)(4)	—	20,061	(20,061	)(4)	—

Income from continuing operations	43,671	48,412		92,083	35,272	32,852		68,124

Discontinued operations:
Loss from operations of discontinued security solutions division	(274)	—		(274)	(2,550)	1,428	(6)	(1,122)
Income tax benefit	(66)	66	(4)	—	(6,249)	6,249	(4)	—

Income/(loss) on discontinued	(208)	(66)		(274)	3,699	(4,821)		(1,122)

Net income/comprehensive income	$43,463	$48,346		$91,809	$38,971	$28,031		$67,002

(1)	To exclude depreciation, amortization, and stock-based compensation expense.
(2)	To exclude depreciation, amortization, stock-based compensation expense, and DOJ/SEC costs and related profit sharing impacts of DOJ/SEC.
(3)	To exclude interest expense.
(4)	To exclude income tax expense/(benefit).
(5)	To exclude intercompany interest income.
(6)	To exclude loss on sale of discontinued operations, depreciation, amortization, interest expense, and stock-based compensation expense.
(7)	To exclude depreciation, amortization, and stock-based compensation expense.